   As filed with the Securities and Exchange Commission on December 15, 1995
                                                            Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 SELFIX, INC.
            (Exact name of Registrant as specified in its charter)

      Delaware                                           36-2490451
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                     Identification No.)

      4501 West 47th Street                              60632
      Chicago, Illinois                                  (Zip Code)
      (Address of principal executive offices)

                                  SELFIX, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                           James R. Tennant, Chairman
                                  Selfix, Inc.
                             4501 West 47th Street
                            Chicago, Illinois 60632
                                 (312) 890-1010
 (Name, address and telephone number, including area code, of agent for service)

                          Copies of communications to:

                               Michael J. Gamsky
                       Much Shelist Freed Denenberg Ament
                            Bell & Rubenstein, P.C.
                            200 North LaSalle Street
                                   Suite 2100
                            Chicago, Illinois 60601
                                 (312) 346-3100

                        CALCULATION OF REGISTRATION FEE

                                                                                    Proposed          Proposed
                                    Title of                         Amount         maximum           maximum         Amount of
                                   securities                         to be      offering price      aggregate      registration
                                to be registered                   registered     per share (1)    offering price       fee
                    Common Stock, par value $0.01 per share      200,000 Shares      $5.63           $1,126,000        $388.28

 (1) Pursuant to Rule 457(c) and (h), the proposed maximum offering price per share and maximum aggregate offering price and amount of registration fee are calculated based upon a price per share of $5.63, the average of the high and low price for the shares of Selfix, Inc. Common Stock as reported by the National Association of Securities Dealers Automated Quotations (NASDAQ) National Market System on December 12, 1995.

         PART II --INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, heretofore filed by Selfix, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference, except as superseded or modified herein:

                 1. The Company's Annual Report on Form 10-K for the fifty three weeks ended December 31, 1994.

                 2. The Company's Quarterly Reports on Form 10-Q for the quarters ended April 1, 1995, July 1, 1995 and September 30, 1995.

                 3. The description of the Common Stock of the Company, par value $0.01 per share, as contained in the Company's Registration Statement on Form 8-A.

         All documents filed by the Company pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of the documents described above (other than exhibits). Requests for such copies should be directed to James E. Winslow, Senior Vice President, Chief Financial Officer and Secretary, Selfix, Inc., 4501 West 47th Street, Chicago, Illinois 60632, telephone (312) 890-1010.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware General Business Corporation Law ("DGCL") generally provides that each corporation subject to the DGCL shall have the power to provide indemnification of the type summarized above, subject to certain limitations. The Company has purchased insurance policies covering certain liabilities of its officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 8.   EXHIBITS

         See List of Exhibits on page II-6 hereof.

ITEM 9.  UNDERTAKINGS

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)    To include any prospectus required by
                 Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or in the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the Registrants annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 12, 1995.


                                 SELFIX, INC.

                                                By       /s/ JAMES R. TENNANT
                                                          ---------------------
                                                          James R. Tennant
                                                          Chairman of the Board



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Tennant and James E. Winslow, or any one of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                                     DATE
---------                                  -----                                     ----
/s/      James R. Tennant                  Chairman of the Board                 December 12, 1995
-------------------------                   and Director
         James R. Tennant

/s/      James E. Winslow                  Senior Vice President, Chief          December 12, 1995
-------------------------                   Financial Officer and
         James E. Winslow                   Secretary


/s/      Charles Campbell                  Director                                  December 12, 1995
------------------------------
         Charles Campbell

/s/      William P. Mahoney                Director                                  December 12, 1995
------------------------------
         William P. Mahoney

/s/      Jeffrey C. Rubenstein             Director                                  December 12, 1995
------------------------------
         Jeffrey C. Rubenstein

/s/      Daniel Shure                      Director                                  December 12, 1995
------------------------------
         Daniel Shure

________________________                   Director                                  December __, 1995
         Marshall Ragir

                                LIST OF EXHIBITS

                                                                   Page Number
                                                                   in Sequential
Exhibit                                                            Numbering
Number                                                             System
-------                                                            -------------


5.1        Opinion of Much Shelist Freed Denenberg Ament Bell &
           Rubenstein, P.C.

23.1       Consent of Much Shelist Freed Denenberg Ament Bell &
           Rubenstein, P.C. is included in Exhibit 5.1 hereto.

23.2        Consent of Grant Thornton LLP.

24.1 Power of Attorney is included on Page II-4 of this Registration Statement.